EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of our report dated March 21, 2005, except as to the restatement described in Note 1a. which is as of July 21, 2006, relating to the consolidated financial statements of Retalix Ltd., which appears in this Amendment No. 1 to Annual Report on Form 20-F/A.

Tel-Aviv, Israel July 21, 2006	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.)